UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2022

Blue Apron Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38134	81-4777373
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28 Liberty Street New York, New York	10005
(Address of Principal Executive Offices)	(Zip Code)

(347) 719-4312

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Class A Common Stock, $0.0001 par value per share	APRN	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01        Entry into a Material Definitive Agreement.

As previously disclosed, on April 29, 2022, Blue Apron Holdings, Inc. (the “Company”) and RJB Partners LLC (“RJB”), an affiliate of Joseph N. Sanberg (an existing holder of the Company’s Class A common stock), entered into a Purchase Agreement, which was subsequently amended by Amendment No. 1 thereto on August 7, 2022 and by Amendment No. 2 thereto on September 7, 2022 (as amended, the “Purchase Agreement”), pursuant to which RJB agreed to purchase from the Company (i) 1,666,667 shares of the Company’s Class A common stock (the “Initial PIPE Shares”) for an aggregate purchase price of $20.0 million and (ii) 10,000,000 shares of the Company’s Class A common stock (the “Subsequent PIPE Shares”) for an aggregate purchase price of $56.5 million (the “Outstanding Obligated Amount”). Mr. Sanberg has agreed to guarantee the payment of RJB’s payment obligations under the Purchase Agreement. On April 29, 2022, the Initial PIPE Shares transaction closed. The Subsequent PIPE Shares transaction has not closed.

On November 6, 2022, the Company and Remember Bruce, LLC (“Pledgor”), an affiliate of Mr. Sanberg, entered into a Guaranty and Pledge Agreement (the “Pledge Agreement”) pursuant to which Pledgor (i) agreed to guarantee the payment of the Outstanding Obligated Amount and (ii) to secure its obligation to pay the Outstanding Obligated Amount, granted the Company a security interest in Pledgor’s equity interests in securities (the “Pledged Shares”) of certain privately-held issuers (the “Pledged Entities”), the certificates (if any) representing the Pledged Shares, and all dividends, distributions, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares (collectively, the “Pledged Collateral”).

Based on a third-party valuation report reviewed by the Company and based on representations made by Pledgor in the Pledge Agreement, the value of the Pledged Shares is estimated to be in excess of the Outstanding Obligated Amount. Because the Pledged Entities are privately held, there is no public trading market for the Pledged Shares. As a result, the value of the Pledged Shares could be less than the Outstanding Obligated Amount, and, if the Company seeks to foreclose upon the Pledged Shares to satisfy Pledgor’s obligation to pay the Outstanding Obligated Amount, the proceeds of any private sale of the Pledged Shares, to the extent any such private sale is permissible and effected subject to regulatory and contractual limitations that may apply, may be less than could have been obtained from a sale in a public trading market and may be less than the Outstanding Obligated Amount. The Company is permitted to exercise remedies in respect to the Pledged Shares if the Outstanding Obligated Amount remains unpaid after November 30, 2022, or earlier if Pledgor breaches the Pledge Agreement.

The Company is filing a UCC-1 Financing Statement to perfect its security interest in the Pledged Collateral. As with any perfection of a security interest in pledged shares through the filing of a UCC-1 Financing Statement, such perfection may be subject to perfection of other security interests held by other secured parties, if any, in the pledged shares, achieved by possession or control of the pledged shares and thus may be superior to the security interest granted to the Company. The Company also intends to perfect its security interest in the Pledged Collateral through possession of the Pledged Shares in certificated form which Remember Bruce has committed to obtain and deliver to the Company no later than fifteen (15) days following the date of the Pledge Agreement.

The foregoing descriptions of the Purchase Agreement and Amendment No. 1 are qualified in their entirety by reference to the full text of the documents, copies of which are filed, respectively, as Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on May 5, 2022 and Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on August 8, 2022 and are incorporated by reference herein. The Company intends to file Amendment No. 2 with its Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 and the Pledge Agreement with its Annual Report on Form 10-K for the year ended December 31, 2022.

Item 2.02        Results of Operations and Financial Condition.

On November 7, 2022, the Company announced its financial results for the quarter ended September 30, 2022. The full text of the press release issued by the Company in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this Current Report on Form

8-K, including the information set forth under this Item 2.02 and the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Operating Officer

On November 1, 2022, the Company and Charlean Gmunder mutually agreed that Ms. Gmunder would resign as the Company’s Chief Operating Officer effective November 7, 2022.

The Company and Ms. Gmunder further agreed to treat Ms. Gmunder’s departure from the Company as a “Covered Termination” under the terms of the Company’s Executive Severance Benefits Plan (the “Severance Plan”), which was filed with the U.S. Securities and Exchange Commission (the “SEC”) as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q on May 3, 2018 and is described under “Executive Compensation—Potential Payments Upon Termination or Change in Control” in the Company’s definitive proxy statement for the 2022 annual meeting of stockholders filed with the SEC on April 29, 2022. The Company expects to enter into a Separation Agreement with Ms. Gmunder pursuant to the terms of the Severance Plan.

Appointment of Chief Supply Chain Officer

On November 3, 2022, the board of directors of the Company (the “Board of Directors”) appointed Christopher Halkyard as the Company’s Chief Supply Chain Officer, effective as of the commencement of Mr. Halkyard’s employment with Blue Apron, LLC on November 7, 2022. Mr. Halkyard will serve as the Company’s principal operating officer.

Prior to joining Blue Apron, Mr. Halkyard, 59, served as the Vice President of Global Supply Chain at Feather Home Inc., a direct-to-consumer furniture rental company, from August 2021 to September 2022. Prior to that Mr. Halkyard served as the Vice President of Logistics for BARK, Inc., a subscription and direct-to-consumer dog product company, from September 2018 to August 2021 and the Vice President of Supply Chain Operations for Toys “R” Us, a toy and baby product retailer, from April 2017 to September 2018, as well as other leadership roles in companies including The May Company, FAO Schwarz, L’Occitane en Provence, Gilt.com and Rent the Runway. Mr. Halkyard also sits on the board of the Pillar Care Continuum, also known as Cerebral Palsy of North Jersey, a non-profit organization that provides services to children and adults with special needs. Mr. Halkyard holds a bachelor’s degree in industrial sociology from the University of Maryland.

Pursuant to the terms of his employment offer letter with the Company (the “Offer Letter”), Mr. Halkyard is entitled to the following compensation:

Base Salary. Mr. Halkyard’s base salary is $440,000.

Annual Bonus. Effective January 1, 2023, Mr. Halkyard will be eligible to receive a discretionary annual performance-based target cash bonus equal to 75% of his annual base salary, based on achievement of certain Company and individual performance goals.

Sign-on Bonus. Mr. Halkyard is eligible for a one-time sign-on bonus equal to $50,000, which is payable in March 2023 and subject to clawback if Mr. Halkyard’s employment terminates within one year.

Equity Compensation. In connection with his appointment, the Company will grant Mr. Halkyard a restricted stock unit award (the “New Hire Grant”) under the Company’s 2017 Equity Incentive Plan (the “Plan”), which was filed with the SEC as Exhibit 10.7 to the Company’s Registration Statement on Form S-1/A on June 19, 2017, for 65,000 shares of the Company’s Class A Common Stock, par value $0.0001 per share, representing a target value of $525,000. The New Hire Award is scheduled to vest over three years, with 25% of the New Hire Award vesting on November 25, 2023 and the remaining New Hire Award vesting in equal quarterly installments (on each of February 25, May 25, August 25 and November 25) over the remaining two-year period thereafter. The equity grant to Mr. Halkyard is subject to the terms, including the vesting schedule, set forth in the Offer Letter, the Plan and the applicable award agreement. The Company has also agreed to consider making a 2023 annual grant to Mr. Halkyard as determined by the Board in its sole discretion. Beginning in 2024, Mr. Halkyard will also be eligible to participate in the Company’s annual equity-based incentive plan applicable to similarly situated executive officers in amounts and on terms and conditions determined by the Board in its sole discretion and in accordance with the various plan documents and awards agreements governing any such awards.

Termination of Employment and Payments. In connection with his appointment, Mr. Halkyard will be a “Covered Employee” under the Severance Plan.

Item 9.01        Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

99.1	Press Release of Blue Apron Holdings, Inc. dated November 7, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release of Blue Apron Holdings, Inc. dated November 7, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE APRON HOLDINGS, INC.

Date: November 7, 2022	By:	/s/ Mitch Cohen
Mitch Cohen
Interim Chief Financial Officer and Treasurer